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                                                                Exhibit 10.10(c)

EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 1st day of February, 1999, by and between the Perfumania, Inc., a Florida corporation ("Employer") and Jerome Falic ("Executive").

W I T N E S S E T H:

         WHEREAS, Employer, is engaged in the business of selling perfumes and cosmetics on a discount basis; and

         WHEREAS, Executive is experienced in the management and operation of such business and is professionally qualified to perform such services for the Employer; and

         WHEREAS, Employer desires to retain the services of the Executive; and

         WHEREAS, Executive is desirous of obtaining employment with the Employer on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Executive agree as follows:

         1. Recitals, Representations and Warranties. The foregoing recitals are true and correct and are incorporated herein by this reference. In addition to the foregoing recitals, Executive represents that he has not been convicted of any crime, has not been declared insolvent and has not filed for bankruptcy. In addition to the foregoing recitals, Employer represents and warrants that the individual executing this Agreement has authority to do so.

         2. Employment. In exchange for the Compensation (as hereinafter defined) and subject to the other terms and conditions hereinafter set forth, Employer hereby employs Executive, as its President to perform the Executive Duties (as hereinafter defined) and Executive hereby accepts such employment.

         3. Duties. The Executive shall perform such executive and administrative services in the running of the business of the Employer as the Employer's Board of Directors and/or the Chairman of Perfumania may assign to the Executive during the Term (as hereinafter defined). During the Term (as hereinafter defined), the Executive shall report directly to Perfumania's Chairman.

                  a. Performance of Executive Duties & Adherence to Policies. During the Term, Executive shall render the Executive Duties exclusively for Employer, shall perform the Executive Duties to the best of his ability and shall operate Employer's business efficiently and profitably adhering, at all times, to the policies of the Employer and Perfumania.




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         4. Term. The term of the Agreement shall commence on February 1, 1999 and shall expire on January 31, 2002.

         5. Compensation. In consideration of and as compensation in full for Executive's performance of the Executive Duties hereunder, Employer agrees to compensate Executive as follows:

                  a. Salary. During the Term of this Agreement, Employer shall pay Executive a gross annual salary of Three Hundred Eighteen Thousand Three Hundred Forty-Seven Dollars ($318,347)("Salary"). Such Salary shall be paid by Employer in accordance with Employer's regular payroll practices. Employer shall be entitled to deduct or withhold from all Salary payable hereunder all amounts required to be deducted or withheld from same pursuant to state or federal law.

                  b.       Performance Bonus Plan.

                            The Executive shall be entitled to a bonus equal to:

                           (1) 10% of Executive's salary to the extent that Net
Income of the Company shall exceed $1,000,000.

                           (2) a) An additional 1% of Executive's salary for
each increment of $100,000 in the Company's Net Income over $1,000,000 up to $6,000,000, and b) to the extent that the Company's net income exceeds $6,000,000, executive shall receive a bonus of 65% of salary plus 1.5% of executive's salary for each $100,000 increment over $6,000,000.

                           (3) For the purpose of this paragraph, Net Income is
defined as net income reported in S.E.C. Form 10-K (after taking into account extraordinary income or loss).

                           (4) Withholding. Employer shall be entitled to deduct
or withhold from all bonus payments paid pursuant to this Paragraph 5.b. all amounts required to be deducted or withheld from same pursuant to state or federal law.

                  c.       Stock Option Plan:

                           (1) Executive should be granted 15,000 options to the
extent that Net Income exceeds $2,000,000, and an additional 750 options for each $100,000 increments in Net Income over $2,000,000 up to $4,000,000, and

                           (2) To the extent Net Income exceeds $4,000,000,
Executive shall be granted 30,000 options and 500 options for each $100,000 increments in Net Income over $4,000,000 up to $7,000,000.





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                  d. 401k Plan, Expense Reimbursement & Insurance. Executive
shall be entitled to participate in the Employer's 401(k) plan, be reimbursed for business expenses and receive full health, disability and life insurance.

                  e. Vacation. Employee shall be entitled to take up to twenty
(20) working days of vacation per twelve (12) month period during the Term.

                  f. Automobile Allowance. Employee shall be entitled to a monthly automobile allowance of $750.

                  g. Cellular Telephones. Employee shall be entitled to the use of two cellular telephones, one to be installed in an automobile designated by employee and one portable cellular phone.

                  h. Increases In Salary, Additional Bonuses & Additional Options. Each year after the initial term, Executive's salary shall be increased by the higher of 5% or C.P.I.

         6.       Early Termination of Contract.

                  To the extent that the Company shall decide to terminate this agreement prior to December 31, 2001, Executive shall be entitled to compensation as defined in paragraph 5 (including salary, bonus, stock plan, 401K and insurance coverage, automobile allowance and cellular telephones) as if Executive was still employed and this agreement was in full effect.

         7.       Miscellaneous.

                  a. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given only upon hand delivery thereof or upon the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           To Employer:     Perfumania, Inc.
                                            11701 N.W. 101 Road
                                            Miami, Florida 33178

                           To Executive:    Jerome Falic
                                            209 Bal Bay Drive
                                            Bal Harbour, Florida 33154

or to such other address or such other person as any party shall designate, in writing, to the other for such purposes and in the manner hereinabove set forth.

                  b. Accuracy of Statements. No representation or warranty contained




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in this Agreement, and no statement delivered or information supplied to any party pursuant hereto, contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein not misleading. The representations and warranties made in this Agreement will be continued and will remain true and complete in all material respects and will survive the execution of the transactions contemplated hereby.

                  c. Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained.

                  d. Binding Effect; Survival & No Assignment. This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and assigns. This Agreement shall survive and remain effective during any bankruptcy of the Employer. Executive may not assign or transfer his interest herein, or delegate his Executive Duties hereunder, without the written consent of Employer. Any assignment or delegation of duties in violation of this provision shall be null and void.

                  e. Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall agree in writing to such Amendment.

                  f. No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

                  g. Gender and Use of Singular and Plural. All pronouns herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives, successors and assigns may require.

                  h. Counterparts. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                  i. Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

                  j. Arbitration & Governing Law. Any controversy, claim or dispute arising out of or relating to this Agreement and/or Executive's employment with Employer shall be settled by arbitration in accordance with applicable rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This arbitration clause




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shall be exactly as the arbitration clause signed by all Perfumania employees.
This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Dade County, Florida.

                  k. Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

                  l. No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

                  m. Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the jurisdiction in which the parties do business. If any provision of this Agreement, or the application thereof to any person or circumstances shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

                  n. Attorneys' Fees. In connection with any proceeding arising out of this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees, through all appeals, from the other party.

                  o. Renegotiation. To the extent that Employer will make a significant acquisition or merger, this Agreement shall be renegotiated at terms no less favorable than this Agreement.

                  p. Change in control. To the extent that Employer undergoes a significant change in control or is acquired, all items under Section 5, Compensation, shall be doubled for the duration of the term of this Agreement. In addition, Executive will be granted 5,000 stock options for each remaining month from the date of the change in control through January 31, 2002. These stock options shall be fully vested and shall be granted at an exercise price equal to the closing market price of the Company's stock on the day prior to any press release announcing a change in control.




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         IN WITNESS WHEREOF, Employer and Executive have executed this Agreement as of the date first above written.


WITNESSES:                                  EMPLOYER:

                                                     PERFUMANIA, INC.

                           By:

                                   EXECUTIVE:

                           By:

                                  Jerome Falic